As filed with the Securities and Exchange Commission on December 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWER BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	25-1445956
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

112 Market Street

Harrisburg, PA 17101

(717) 231-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew S. Samuel

President and Chief Executive Officer

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

(717) 231-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Carl D. Lundblad, Esquire	Charles J. Ferry, Esquire
General Counsel	Rhoads & Sinon LLP
Tower Bancorp, Inc.	One South Market Street, 12th Floor
112 Market Street	Harrisburg, PA 17101
Harrisburg, PA 17101	(717) 233-5731
(717) 231-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  Registration Statement No. 333-161272

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, without par value	$8,500,000	$607

(1)	The Registrant previously registered common stock, preferred stock, debt securities, warrants, units and other securities with an aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-161272), as amended, which was declared effective August 17, 2009. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock having a proposed maximum aggregate offering price of $8,500,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-161272). In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the Registration Statement on Form S-3 (File No. 333-161272) exceed those registered under such registration statements.
(2)	Calculated in accordance with Rule 457(o). Represents the registration fee only for the additional amount of securities being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-161272), as amended, for which a fee of $5,580 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Tower Bancorp, Inc. (the “Company”) is filing this Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the registration of an aggregate amount of $100,000,000 of securities by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-161272), as amended (the “Earlier Registration Statement”), declared effective by the Commission on August 17, 2009. This Registration Statement is being filed solely to register an additional aggregate amount of $8,500,000 of common stock, no par value per share, of the Company pursuant to Rule 462(b). This amount is no more than 20% of the $42,705,513 of securities available for issuance under the Earlier Registration Statement.

Pursuant to Instruction IV.A. to Form S-3, the Company hereby incorporates by reference into this Registration Statement the contents of the Earlier Registration Statement, including all amendments and exhibits thereto and all information incorporated by reference therein. The Earlier Registration Statement continues and remains effective as to those securities registered thereunder.

Item 16.	Exhibits.

Number	Description

5.1	Opinion of Rhoads & Sinon LLP as to the validity of the securities registered hereunder

23.1	Consent of KPMG LLP

23.2	Consent of ParenteBeard LLC

23.3	Consent of Grant Thornton LLP

23.5	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-3 (File No. 333-161272) filed on August 12, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on December 15, 2010.

TOWER BANCORP, INC.

By:	/s/ ANDREW S. SAMUEL
Andrew S. Samuel
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ANDREW S. SAMUEL Andrew S. Samuel	Chairman, President & Chief Executive Officer	December 15, 2010

/s/ MARK S. MERRILL Mark S. Merrill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 15, 2010

/s/ KRISTOFER A. PAUL Kristofer A. Paul	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 15, 2010

* Stephen E. Beck	Director	December 15, 2010

* Patricia A. Carbaugh	Director	December 15, 2010

Clifford E. DeBaptiste	Director

* John M. DiSanto	Director	December 15, 2010

Marcus Faust	Director

John A. Featherman, III	Director

* Frederic M. Frederick	Director	December 15, 2010

* Mark E. Gayman	Director	December 15, 2010

Signature	Capacity	Date

* Harry D. Johnston	Director	December 15, 2010

* Jeffrey F. Lehman	Director	December 15, 2010

* Kenneth R. Lehman	Director	December 15, 2010

Edward A. Leo	Director

* Charles C. Pearson, Jr.	Director	December 15, 2010

* Michael A. Peck	Director	December 15, 2010

Robert E. Poole, Jr.	Director

Terry L. Randall	Director

* Hasu P. Shah	Director	December 15, 2010

* Jeffrey B. Shank	Director	December 15, 2010

Klare S. Sunderland	Director

* By:	/s/ CARL D. LUNDBLAD
Carl D. Lundblad, Attorney-in-Fact
Pursuant to Power of Attorney

Index to Exhibits

Number	Description

5.1	Opinion of Rhoads & Sinon LLP as to the validity of the securities registered hereunder

23.1	Consent of KPMG LLP

23.2	Consent of ParenteBeard LLC

23.3	Consent of Grant Thornton LLP

23.5	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page of Registration Statement on Form S-3 (File No. 333-161272) filed on August 12, 2009)